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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (to be filed on or about February 17, 1998) of our report dated April 28, 1997, on our audits of the financial statements of Trend Drilling Company. We also consent to the references to our firm under the caption "Independent Public Accountants."



                                                   /s/ COOPERS & LYBRAND, L.L.P.
                                                       Coopers & Lybrand, L.L.P.


Oklahoma City, OK
February 17, 1998